                          SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section
                           14(a) of the Securities
                            Exchange Act of 1934
                             (Amendment No. N/A)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 12a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                             HEARTLAND GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                                Not Applicable
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

________________________________________________________________________________
        2)      Aggregate number of securities to which transaction applies:

________________________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11(1):

________________________________________________________________________________
        4)      Proposed maximum aggregate value of transaction:

________________________________________________________________________________
        5)      Total fee paid:

________________________________________________________________________________

[X]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

________________________________________________________________________________
         2)      Form, Schedule or Registration Statement No.:

________________________________________________________________________________
         3)      Filing Party:

________________________________________________________________________________
         4)      Date Filed:

________________________________________________________________________________


    _________________________

         1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             HEARTLAND GROUP, INC.

                         HEARTLAND VALUE & INCOME FUND

                           790 NORTH MILWAUKEE STREET
                           MILWAUKEE, WISCONSIN 53202

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                               SEPTEMBER 26, 1996



To the Shareholders of the Heartland Value & Income Fund:


         A Special Meeting of Shareholders of the Heartland Value & Income Fund (the "Value & Income Fund"), a series of Heartland Group, Inc. ("Heartland Group"), will be held on September 26, 1996 at 4:00 P.M. at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin for the following purposes:


         1. To approve or disapprove a proposed amendment to the fundamental investment objective of the Value & Income Fund to change the investment objective from "capital growth and current income" to "capital appreciation and current income."

         2. To approve or disapprove a proposed amendment to a fundamental investment restriction of the Value & Income Fund concerning Real Estate Investment Trusts ("REITs") and to adopt a new non-fundamental investment policy concerning REITs.

         3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on August 20, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote. Your attention is invited to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Meeting.


                                              By Order of the Board of Directors



                                                    Lois Schmatzhagen, Secretary

Milwaukee, Wisconsin

August 27, 1996


YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

PROXY STATEMENT

                             HEARTLAND GROUP, INC.

                         HEARTLAND VALUE & INCOME FUND

                           790 North Milwaukee Street
                          Milwaukee, Wisconsin  53202

                                 (414)289-7000


                            SOLICITATION AND VOTING



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors from the shareholders of the Heartland Value & Income Fund (the "Value & Income Fund" or the "Fund"), a series of Heartland Group, Inc. ("Heartland Group"), a Maryland corporation, for use at a Special Meeting of Shareholders (the "Meeting") to be held on September 26, 1996 at 4:00 p.m. at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders. You are encouraged to read this proxy statement carefully and to mark and return the proxy or proxies accompanying it.


     Shares represented by properly executed proxies received by Heartland Group will be voted at the Meeting and any adjournment thereof in accordance with the terms of such proxies. If no instructions are specified, shares will be voted "FOR" proposals 1 and 2, and in the discretion of the persons named in the proxy on proposal 3. A shareholder may revoke his proxy at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of Heartland Group or by delivering a duly executed proxy bearing a later date.

     The presence at the meeting, in person or by proxy, of shareholders representing one-third of all shares entitled to vote on a matter constitutes a quorum for the transaction of business. Approval of the fundamental investment objective amendment pursuant to proposal 1 and the fundamental investment restriction amendment pursuant to proposal 2 requires the affirmative vote of "a majority of the outstanding voting securities" of the Value & Income Fund, defined under the Investment Company Act of 1940 (the "1940 Act") to mean at least a majority of the outstanding voting shares or, if less, 67% of the voting shares represented at a meeting at which the holders of 50% or more of the outstanding voting shares of the Fund are present or represented by proxy.

     Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Value & Income Fund, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.


     Shareholders of record at the close of business on August 20, 1996, will be entitled to one vote on each matter presented for each share so held. At that date there were 2,368,571 shares outstanding in the Value & Income Fund.



     This proxy material was first mailed to shareholders commencing on or about August 27, 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


     As of July 31, 1996, no person was known by the Board of Directors to be the owner of record or the "beneficial owner" (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of the outstanding shares of the Value & Income Fund, except that Charles Schwab & Co., Inc., ATTN: Mutual Funds, 101 Montgomery Street, San Francisco, CA 94104-4122 held of record 420,523 shares (or 18.9%) of the Value & Income Fund. Information as to ownership was obtained from information on file with the Securities and Exchange Commission or furnished by the Transfer Agent or the specified person.


     As of July 31, 1996, the directors and officers of Heartland Group, as a group (8 persons), beneficially owned 24,194 shares (1.1%) of the Value & Income Fund. The following table sets forth information with respect to each director or officer of Heartland Group. The term of office of all officers of Heartland Group expires when their successors are elected and qualified.


                       POSITION AND OFFICES                                        NUMBER OF SHARES
NAME                   WITH HEARTLAND GROUP                                      BENEFICIALLY OWNED(1)

William J.             President and Director*                                          6,996(2)
Nasgovitz

Willard H.             Director                                                         - 0 -
Davidson

Hugh F.                Director*                                                       15,273(3)
Denison

Jon D.                 Director                                                         - 0 -
Hammes

Patrick J.             Vice President, Treasurer and                                    - 0 -
Retzer                 Director*

A. Gary                Director                                                         - 0 -
Shilling

Linda F.               Director                                                         - 0 -
Stephenson

Lois                   Secretary                                                        1,926
Schmatzhagen

______________________


     * Directors who are "interested persons" of Heartland Group as defined in the Investment Company Act of 1940.

(1) As of July 31, 1996, based on information furnished by the respective individuals and by the Transfer Agent. Indicated shares represent shares beneficially owned in the Value & Income Fund. Except as indicated otherwise, each of the shareholders listed has sole voting and investment power with respect to the shares listed opposite his or her name.

(2) The shares reported for Mr. Nasgovitz include 289 shares in the Value & Income Fund which are held in various family custodial accounts with respect to which Mr. Nasgovitz shares voting and dispositive power.

(3) Mr. Denison shares voting and dispositive power with his spouse with respect to 9,122 shares of the Value & Income Fund reported as owned by him.




                   PROPOSALS ON THE FUND'S INVESTMENT PROGRAM


     The Board of Directors unanimously recommends approval of the two proposals relating to the investment objective and fundamental investment restriction of the Value & Income Fund described in this Proxy Statement. If the proposals are approved, it is anticipated that the Fund's name would be changed to Heartland Value Plus, and further refinements of the Fund's investment program, as described herein and further described in the Supplement dated August 9, 1996 to the Prospectus dated May 1, 1996, would become effective no later than October 11, 1996. These changes are intended to more clearly describe the investment style of the Fund and to better inform shareholders as to its investment focus and the types of securities that may be included in the Fund's portfolio.


     Currently, the Value & Income Fund may invest in equity and debt securities, with the proportion of the Fund's investments in each type of security varying from time to time in accordance with Heartland Advisors' assessment of economic conditions and investment opportunities. It is anticipated that the Fund's revised investment program would provide that, under normal market conditions, the Fund would invest at least 65% of its total assets in equity securities. Primarily, the Fund would invest in income-producing equity securities of smaller companies, those with market capitalizations of less than $750 million. Such equity securities would continue to be selected on a value basis by Heartland Advisors in accordance with the factors described in the Fund's Prospectus.

     Equity securities in which the Fund would be permitted to invest include common stock, convertible debt, preferred stock, warrants, or other securities exchangeable for shares of common stock, and other equity securities, including real estate investment trusts ("REITs"). Equity securities of companies with smaller market capitalizations may involve a higher degree of risk than investments in the general equity markets in that such securities may be subject to greater price volatility and may have less market liquidity than equity securities of companies with larger market capitalizations.

     In addition, the Fund would be permitted to invest up to 35% of its total assets in debt securities. The Fund would continue to be able to invest up to 25% of its assets in non-investment grade debt securities as described in the Prospectus. Absent shareholder approval of the two proposals described in this Proxy Statement, the Fund will continue to be managed in accordance with the policies and investment program described in the Fund's Prospectus.

      1.   TO APPROVE OR DISAPPROVE A PROPOSED AMENDMENT
           TO THE FUNDAMENTAL INVESTMENT OBJECTIVE OF THE VALUE &
           INCOME FUND TO CHANGE THE INVESTMENT OBJECTIVE FROM
           "CAPITAL GROWTH AND CURRENT INCOME" TO "CAPITAL
           APPRECIATION AND CURRENT INCOME."

     The directors unanimously recommend that the shareholders of the Value & Income Fund vote to amend the Value & Income Fund's current investment objective as noted below. The purpose of the amendment is to clarify and more concisely describe the Fund's investment goal, which is capital appreciation and current income through value-based investing, rather than growth-oriented investments. If the shareholders do not vote to change the Fund's objective, the Fund's current objective will remain in place.

     The Value & Income Fund's current investment objective states:

     "The Value & Income Fund's investment objective is capital growth and current income."

     The proposed investment objective of the Value & Income Fund would be:

     "The Value & Income Fund's investment objective is capital appreciation and current income."


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE FUNDAMENTAL INVESTMENT OBJECTIVE OF THE VALUE & INCOME FUND.




      2.   TO APPROVE OR DISAPPROVE A PROPOSED AMENDMENT
           TO A FUNDAMENTAL INVESTMENT RESTRICTION OF THE VALUE &
           INCOME FUND CONCERNING REITS AND TO ADOPT A NEW
           NON-FUNDAMENTAL INVESTMENT POLICY CONCERNING REITS.


     The directors unanimously recommend that the shareholders of the Value & Income Fund vote to amend one of the Fund's current fundamental investment restrictions and to adopt a new non-fundamental policy as noted below. Fundamental investment policies and restrictions may only be changed by a vote of shareholders, while non-fundamental policies and restrictions may be changed upon approval of the Fund's Board of Directors without a shareholder vote. The purpose of the proposed amendment is to allow the Value & Income Fund to invest in REITs. The Board of Directors believes that this change will better position the Fund by allowing the Fund the flexibility to invest up to 10% of its total assets in REITs, which often provide attractive levels of income relative to other equity investments.


     In general, REITs are entities that pool monies raised from investors to purchase commercial, industrial, and/or residential real estate and, in some cases, to make mortgage loans secured by such properties. Typically, the REIT is the owner of the real estate and leases it, pursuant to long term written leases, to the users thereof, or makes a mortgage loan to the user to enable the user to purchase the property. The rental income earned by a REIT, less operating and certain other expenses not paid by the lessees, and/or interest on mortgage loans, become the net income of the REIT, substantially all of which is required under the Internal

Revenue Code to be distributed to the REIT's shareholders, thus avoiding taxation at the REIT level. REITs are subject to volatility from risks associated with investments in real estate and investments dependent on income from real estate, such as fluctuating demand for real estate and sensitivity to adverse economic conditions. In addition, the failure of a REIT in which the Fund has invested to continue to qualify as a REIT for tax purposes would have an adverse impact on the value of the Fund's investment. If shareholders do not vote to amend this fundamental investment restriction, the Value & Income Fund's current investment restriction regarding REITs will remain in place.

     Subsection (5) of the Value & Income Fund's fundamental investment restrictions currently provides that the Value & Income Fund may not:


     "(5) Buy or sell real estate, real estate investment trusts, or oil and gas interests or leases, but this shall not prevent the fund from investing in securities of companies whose business involves the purchase or sale of real estate."


     The directors recommend that shareholders vote to amend and replace this fundamental restriction with the following fundamental investment restriction governing purchasing or selling real estate. The proposed language provides that the Value & Income Fund may not:


     "(5) Buy or sell real estate or oil and gas interests or leases, but this shall not prevent the Fund from investing in securities secured by real estate or real estate interests or issued by companies, including real estate investment trusts, that invest in real estate or real estate interests or whose business involves the purchase or sale of real estate."


     Additionally, the following policy would be added to the Fund's non-fundamental investment restrictions:


     "(6) [the Fund may not] [i]nvest more than 10% of its total assets in real estate investment trusts."



     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE FUNDAMENTAL INVESTMENT RESTRICTION CONCERNING REITS AND THE ADOPTION OF THE NEW NON-FUNDAMENTAL INVESTMENT POLICY.




                             ADDITIONAL INFORMATION

HEARTLAND ADVISORS, INC.


     The investment advisor of the Value & Income Fund will continue to be Heartland Advisors, Inc. ("Heartland Advisors"). Heartland Advisors, founded in 1982, also serves as investment advisor for the Heartland Small Cap Contrarian Fund, the Heartland Value Fund, the Heartland U.S. Government Securities Fund, the Heartland Wisconsin Tax Free Fund, and the Heartland Nebraska Tax Free Fund, five additional series of Heartland Group, and also provides investment management services for individuals, and institutional accounts, such as pension funds and profit-sharing plans. As of July 31, 1996, Heartland Advisors had approximately $2.5 billion in assets under management. In addition to serving as advisor to each series of the Heartland Group, Heartland Advisors also serves as the distributor of the shares of each series. Heartland Advisors' offices are located at 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

COSTS OF SOLICITATION.

     Expenses in connection with the solicitation of proxies will be paid by the Value & Income Fund. Solicitation of proxies will be principally by mail. Proxies may also be solicited in person, by telephone, telecopy or telegraph, by officers of Heartland Group, by officers and regular employees of Heartland Advisors, Inc. or by dealers and their representatives.

OTHER MATTERS.

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the Meeting. However, proxies may be voted with discretionary authority with respect to any other matter that may be properly presented to the Meeting or any adjournment thereof.

SHAREHOLDER PROPOSALS.

     As permitted by Maryland law, Heartland Group's Board of Directors adopted amendments to its Bylaws on January 26, 1995, which provide that the Value & Income Fund is no longer required to hold annual shareholder meetings.
However, special meetings of shareholders may be called for purposes such as electing or removing directors, changing fundamental policies or approving investment advisory contracts. Shareholders of the Value & Income Fund wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of Heartland Group, 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

                                           By Order of the Board of Directors



                                           Lois Schmatzhagen, Secretary

Milwaukee, Wisconsin

August 27, 1996



EACH FUND WILL FURNISH A COPY OF ITS ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS IN WRITING DIRECTED TO: LOIS SCHMATZHAGEN, HEARTLAND GROUP, INC., 790 NORTH MILWAUKEE STREET, MILWAUKEE, WISCONSIN 53202 OR BY CALLING 1-800-432-7856.

                             HEARTLAND GROUP, INC.
                         HEARTLAND VALUE & INCOME FUND

REVOCABLE PROXY FOR SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Nasgovitz and Patrick J. Retzer, and each of them, proxy, with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Heartland Value & Income Fund, a series of Heartland Group, Inc., to be held at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin at 4:00 p.m. on Thursday, September 26, 1996 or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.







                                     Dated: ___________________________, 1996

                                     ______________________________________
                                     (Please sign exactly as name appears at
                                     left)

                                     ______________________________________
                                     (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

Shares represented by this proxy will be voted as directed by the stockholder. IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.   To approve a proposed amendment to the
     fundamental investment objective to
     change the investment objective from
     "capital growth and current income" to
     "capital appreciation and current
     income."                              FOR / /    AGAINST / /   ABSTAIN / /

                          __________________________

2.   To approve a proposed amendment to a
     fundamental investment restriction
     concerning Real Estate Investment Trusts
     ("REITs") and to adopt a new
     non-fundamental investment policy
     concerning REITs.                    FOR / /    AGAINST / /   ABSTAIN / /
                          __________________________

3.   In their discretion, the proxies are
     authorized to vote on such other matters as may properly come before the meeting.


                continued and to be signed on the reverse side